Exhibit 10.28

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

Director’s Services Agreement

This DIRECTOR’S SERVICES AGREEMENT (this “Agreement”) is made as of this ____ day of ________________, 2020.

BETWEEN:

CHARLOTTE’S WEB HOLDINGS, INC. a body corporate duly incorporated pursuant to the laws of British Columbia and having its registered and records office at 2800 Park Place, 666 Burrard Street, Vancouver, BC V6C 2Z7

(the “Corporation”)

AND

_____________________ (the “Director”)

(together with the Corporation, the “Parties” and each a “Party”).

WHEREAS:

The Director has been a director of the Corporation since ___________________ and the Corporation wishes to confirm the terms of his services as set out in this Agreement.

In consideration of the mutual covenants and agreements set out herein, the Parties covenant and agree as follows:

1.                     DIRECTOR’S SERVICES:

a)	Directorship. The Director hereby agrees to continue to serve, as a director of the Corporation (the “Director’s Services”). The Director has executed and delivered to the Corporation, or shall execute and deliver to the Corporation, a director’s consent in the form attached hereto as Schedule “B”.

b)	Time Requirements. The Director shall devote such time to the requirements of a director of the Corporation as may be necessary to carry out the role of a director.

2.                     TERM OF AGREEMENT:

a)	Term. The Director shall serve as one of the directors of the Corporation for the period from the date of appointment of the Director until the next annual general meeting of the Corporation or until the Director resigns or is replaced in accordance with the Articles of the Corporation (the “Term”).

3.                     COMPENSATION:

a)	Director’s Fee. Subject to the provisions of Section 3(b) hereof, the Corporation will pay the Director the following fees, less statutory deductions:

i.	For general director duties, the annual amount of US$70,000, and grants of restricted stock awards the Corporation, pursuant to the Corporation’s Long-Term Incentive Plan (“LTIP”), with an aggregate value of US$75,000, prorated based on date of appointment (collectively, the “Director’s Fee”); and

ii.	An additional annual amount as follows for acting in the following position (each, an “Additional Fee”, and together with the Director’s Fee, the “Remuneration”):

A.    US$5,000 for any committee served on.

The Remuneration shall be paid quarterly through pre-authorized debit to the Director’s bank account, or at such times and method as may be determined by the Corporation.

b)	Compensation Policies. The Remuneration shall be subject to the Corporation’s compensation policies (the “Compensation Policies”) in effect from time to time. In the event of any inconsistency, including as a result of a change in policy of the Corporation, between the remuneration set out in this Agreement and the Compensation Policies, the Compensation Policies shall prevail.

c)	Participation in LTIP. The Director shall be eligible to participate in the LTIP, subject to the Compensation Policies.

d)	Expenses. The Corporation will reimburse the Director for all reasonable and fully documented out-of-pocket expenses actually, necessarily and properly incurred by the Director in the normal course of discharge of his duties as a director of the Corporation, and, if applicable in the course of his duties as Chair and Committee member. Such reimbursement shall not exceed $500 per month without the prior written approval of the Corporation.

e)	Director Indemnity Agreement. The Corporation will execute and deliver to the Director a director indemnity agreement in the form set forth in Schedule “A” attached hereto.

4.	REPRESENTATIONS AND WARRANTIES:

a)            The Director represents and warrants to the Corporation that the Director shall:

i.	have and, during the Term of this Agreement shall always have, the necessary skills and experience to perform the Director’s Services;

ii.	perform his duties, fiduciary and otherwise, under this Agreement in a professional manner, acting honestly, in good faith and with a view to the best interests of the Corporation;

iii.	when requested by the Corporation, attend, enrol or participate (at the Corporation’s expense) in courses and/or seminars dealing with financial literacy, corporate governance and related matters and the Corporation pay the cost of such courses and seminars;

iv.	exercise the care, diligence and skill of a reasonably prudent person in comparable circumstances at all times when performing his duties, fiduciary and otherwise;

v.	shall comply with the applicable rules, systems, policies and procedures which are now or hereinafter may be established by the Corporation in respect of any and all matters pertaining to the Corporation in any way, including the Corporation’s governance matters, business matters, the conduct of its Consultants or employees or otherwise;

vi.	comply with all applicable laws, regulations and stock exchange policies when providing the Director’s Services; and

vii.	not infringe or violate, or cause the Corporation to infringe or violate, any third party’s rights (including intellectual property rights) while providing the Director’s Services or as a result of providing the Director’s Services.

b)            The Director represents and warrants to the Corporation that the Director:

i.	is not under the age of 18 years;

ii.	has not been found by a court, in Canada or elsewhere, to be incapable of managing his own affairs;

iii.	is not an undischarged bankrupt; and

iv.	has not been convicted in or out of the Province of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud.

5.	RESIGNATION AND TERMINATION:

a)	Resignation. The Director may resign his directorship during the Term of this Agreement. Upon resignation as a director of the Corporation, the Director shall also tender his resignation as a director of any subsidiary of the Corporation if requested by the Corporation.

b)	Termination. The Corporation may terminate this Agreement for any reason upon 30 days’ written notice to the Director and the director’s fee payable to the Director pursuant to Section 3 will be pro-rated based on the number of days in the month after termination.

6.	MODIFICATION:

a)            Modification. Any modification of this Agreement must be in writing and signed by the Parties or it shall have no effect and shall be void.

7.                     NOTICE:

a)	Notice. Any notice required or permitted to be given hereunder shall be in writing and will be considered to have been given if delivered by hand or transmitted by electronic transmission, to the address or email address of each party set out below:

i. If to the Corporation:

Charlotte’s Web Holdings, Inc.

1600 Pearl Street, Suite 300

Boulder, CO 80302

United States

Attention: Adrienne Elsner

Email: ***

ii.	If to the Director:

_______________________

_______________________

_______________________

Email: _________________

and any such notices given by hand delivery or by electronic transmission shall be deemed to have been received on the date of delivery or transmission. The Parties shall be entitled to give notice of changes of address from time to time in the manner hereinbefore provided for the giving of notice.

8.                     HEADINGS:

a)            Headings. The headings used in this Agreement are for convenience and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

9.                     CORPORATION’S POLICIES AND APPLICABLE LAW

a)	The Parties acknowledge and agree that this Agreement is subject in its entirety to (i) the policies of the Corporation in effect and as may be amended from time to time (the “Policies”); and (ii) applicable law, including the duties of directors thereunder.

b)	In the event of any conflict between this Agreement and the Policies or applicable law or stock exchange policy, the Policies or the applicable law or stock exchange policy, as the case may be, shall prevail.

10.                  GOVERNING LAW/GENERAL MATTERS:

a)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.

b)	Currency. All currency referenced is in Canadian dollars, unless expressly indicated otherwise.

c)	Assignment. Neither Party may assign his rights under this Agreement.

d)	Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the provision of the Directors’ Services and any and all previous agreements, written or oral, express or implied, between the Parties in respect thereof are hereby terminated and cancelled and superseded hereby.

e)	Counterparts. This Agreement may be executed by facsimile or electronic copy and in counterparts, each of which when combined together shall constitute one Agreement valid and binding between the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto on the date first above written.

CHARLOTTE’S WEB HOLDINGS, INC.

By:

Witness:	DIRECTOR:

SCHEDULE “A”

Form of Indemnity Agreement

(attached)

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into this ____ day of ______________, 20__ ("Agreement"), by and between Charlotte’s Web Holdings, Inc., a British Columbia corporation ("Company"), and _______________ ("Indemnitee"):

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by Applicable Laws (as defined below) so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional services for or on behalf of the Company on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Services by Indemnitee. Indemnitee agrees to serve as director and/or officer of the Company and, as mutually agreed by Indemnitee and the Company, as a director, officer, employee, agent or fiduciary of other corporations, partnerships, joint ventures, trusts or other enterprises (including, without limitation, employee benefit plans). Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies, or, with respect to service as a director of the Company, by the Company’s Articles of Incorporation and the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and laws of any other applicable jurisdiction (collectively, “Applicable Laws”). Notwithstanding the foregoing, this Agreement shall continue in force after the Indemnitee has ceased to serve as an officer or director of the Company and no longer serves at the request of the Company as a director, officer, employee or agent of the Company or any subsidiary of the Company.

Indemnification - General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) to the fullest extent permitted by Applicable Laws in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if (a) he is not liable pursuant to Applicable Laws, or (b) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if (a) he is not liable pursuant to Applicable Laws or (b) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, only if Applicable Laws so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company, or of amounts paid in settlement to the Company, unless and to the extent that a court having jurisdiction over Indemnitee and Company in an action filed by either concerning this Agreement, or the court in which such Proceeding shall have been brought or is pending, shall determine that in view of all the circumstances of the case he is fairly and reasonably entitled to indemnity for such Expenses.

Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

Procedure for Determination of Entitlement to Indemnification.

To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by Applicable Laws, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the courts of the Province of British Columbia or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Presumptions and Effect of Certain Proceedings.

If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Any action taken by Indemnitee in connection with any employee benefit plan shall, if taken in good faith by Indemnitee and in a manner Indemnitee reasonable believed to be in the interest of the participants in or beneficiaries of that plan, be deemed to have been taken in a manner “not opposed to the best interests of the Company” for all purposes of this Agreement.

Remedies of Indemnitee.

In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the Province of British Columbia, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Arbitration Act of British Columbia. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.

In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under Applicable Laws.

In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under Applicable Laws, the Articles of Incorporation, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Applicable Laws (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors and/or officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director and/or officer under such policy or policies.

In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his heirs, executors and administrators, and this Agreement does not, and shall not be construed to confer any rights on any person that is not a party to this Agreement, other than Indemnitee’s heirs, executors and administrators.

Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein prior to a Change in Control, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or the affect the construction thereof.

Definitions. For purposes of this Agreement:

"Change of Control" means the occurrence of any one or more of the following: (i) the accumulation, whether directly, indirectly, beneficially or of record, by any individual, entity or group of 50% or more of the shares of the outstanding common shares of the Company, whether by merger, consolidation, sale or other transfer of common shares (other than a merger or consolidation where the shareholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), or (ii) a sale of all or substantially all of the assets of the Company, provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of common shares or securities convertible into common shares directly from the Company, or (B) any acquisition of common shares or securities convertible into common shares by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

"Corporate Status" describes the status of a person who is or was a director and/or officer of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

"Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

"Effective Date" means the date of this Agreement.

''Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

"Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

"Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one (i) initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement or (ii) pending on or before the Effective Date.

Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (iii) sent by facsimile or email transmission during business hours, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business hours on the next business day:

If to Indemnitee to:

______________________
______________________
______________________

Email: ________________

If to the Company, to:

1600 Pearl Street, Suite 300

Boulder, CO 80302

United States

Email: ***

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Contribution. To the fullest extent permissible under Applicable Laws, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (a) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CHARLOTTE’S WEB HOLDINGS, INC.

By:
Name: Title:

DIRECTOR: